Exhibit 21.1

Subsidiaries of Registrant

DTI Com, Inc. (Delaware)

Canmax Retail Systems Incorporated (Texas)

Dial Thru International Corporation, South Africa(South Africa)

Telenational Communications, Inc. (Delaware)